UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

15800 Dooley Road, Suite 200 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective on August 25, 2021, the Board of Directors of Rapid Therapeutic Science Laboratories, Inc. (the “Company”), increased the number of members of the Board of Directors from three (3) to four (4) and appointed Dr. Henry A. Punzi, as a member of the Board of Directors to fill such vacancy, each pursuant to the power provided to the Board of Directors by the Bylaws of the Company. Dr. Punzi will serve as a member of the Board of Directors and until his successor is duly elected and qualified, or until his services cease sooner in the event of his earlier death, resignation, or removal.

The Board of Directors determined that Dr. Punzi is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the NYSE American and Nasdaq.

The Board of Directors also appointed Dr. Punzi, effective upon his appointment to the Board of Directors, as Chairperson of the Company’s Compensation Committee and as a member of the Audit Committee and Nominating and Corporate Governance Committee.

Dr. Punzi is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no rearrangements or understandings between Dr. Punzi and any other person pursuant to which he was selected to serve as a director of the Company, nor is he or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Dr. Punzi does not have any family relationships with any of the Company’s directors or executive officers. The Board of Directors has not yet determined what compensation Dr. Punzi will receive for his service on the Board.

Dr. Punzi’s biographical information is provided below:

Dr. Henry A. Punzi, age 63, has been engaged in the private practice of Internal Medicine and Hypertension in Carrollton, Texas, since 1984. During that time, he has served as the Medical Director, Clinical Trials, at Trinity Hypertension & Metabolic Research Institute, and Attending Physician, Internal Medicine Department, at Carrollton Regional Medical Center, both located in Carrollton, Texas. Since 2010, he has also been a Clinical Assistant Professor at the University of Texas Southwestern Medical School and has been an Associate Clinical Professor since 2004 at Texas Women’s University, both located in Dallas, Texas. Dr. Punzi has been the author or co-author of over 100 medical publications that have been published in a wide variety of professional journals and he has also served as the principal investigator for over 100 clinical research trials in the last 35 years. Dr. Punzi received a Doctor of Medicine degree from the University of Buenos Aires in 1980 and an MBA degree from Texas Tech University in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: August 25, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer